Exhibit 10.36

FOURTH AMENDMENT TO LICENSE AGREEMENTS

This Fourth Amendment to the License Agreements dated August 4, 1998 and June 22, 2000 is made as of the ___ day of March, 2003 by and between the University of Florida Research Foundation, Inc. (UFRF), a nonstock, nonprofit Florida corporation, and Oragenics, Inc. (formerly OraGen, Inc.)("Licensee"), a corporation organized and existing under the laws of Florida.

WHEREAS, UFRF and Licensee (collectively "the Parties") entered into a license Agreement covering certain Licensed Patents, made effective August 4, 1998 and amended on September 15, 2000, July 10, 2002 and September 25, 2002; and

WHEREAS, the Parties entered into a License Agreement covering certain Licensed Patents, made effective June 22, 2000 and amended on September 15, 2000, July 10, 2002 and September 25, 2002; and

WHEREAS, the Parties have agreed to amend certain terms of the License Agreements, as amended;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties hereby further amend the License Agreements as follows:

1. The provisions of Appendix E of both License Agreements are replaced in their entirety with the following:

In furtherance of Licensee's commitment to diligently pursue development of the technologies covered by the Licensed Patents, License shall be obligated to expend or cause to be expended a combined minimum of $600,000 in 2003 and $1,000,000 in each succeeding calendar year on the research, development and regulatory prosecution of the technologies covered by the Licensed Patents until a Licensed Product is sold commercially. Failure to expend the required minimum amount each year on research, development and regulatory prosecution as a total expenditure for both technologies shall constitute a default under each of these Agreements.

By January 31 of each year beginning in 2004, Licensee agrees to submit to UFRF an accounting showing an itemization of the amounts expended for the previous calendar year on the research, development and regulatory prosecution of the technologies covered by the Licensed Patents until a Licensed Product is sold commercially."

2. Section 3.1.2 of the License Agreement made effective August 4, 1998 is hereby deleted.

The respective License Agreements, as amended, except as further amended herein, shall remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Fourth Amendment to the License Agreements on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By:	/s/ David L. Day	Date:	March 14, 2003
David L. Day Director, Office of Technology Licensing

ORAGENICS, INC.

By:	/s/ Mento A. Soponis	Date:	March 17, 2003
Mento A. Soponis President & Chief Executive Officer